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EXHIBIT 5.2

                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

December 23, 2004


PowerHouse Technologies Group, Inc
2694 Bishop Drive, Suite 270
San Ramon, California

Re:   PowerHouse Technologies Group, Inc.; Registration Statement on Form SB-2
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      of an Aggregate of 9,236,033 Shares of Common Stock.
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Ladies and Gentlemen:

     We have acted as counsel to PowerHouse Technologies Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (File No. 333-118242) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 9,236,033 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), all of which are to be offered and sold solely by the Selling Stockholders who are identified as such in the Registration Statement in accordance with and in the manner described in and contemplated by the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, oral or written statements and other information obtained from representatives of the Company and others, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

     In particular, we have examined and relied upon: (i) the Registration Statement, (ii) the prospectus that is a part of the Registration Statement (the "Prospectus"), (iii) the form of Senior A Preferred Stock, (iv) the form of Common Stock Purchase Warrant, (v) the Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock, (vi) the FPS Merger Agreement and the exhibits thereto, and (vii) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion. Capitalized terms set forth herein have the same meanings as such terms have in the Prospectus, and are in the respective forms filed as exhibits to the Registration Statement. Items (i) through (vii) above are referred to in this letter as the "Documents."

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.



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     Based upon and subject to the foregoing, we are of the opinion that:

      1. The shares of Common Stock are, or when issued, paid for and delivered as contemplated by the Prospectus will be, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

     We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States of America for registration or qualification of the Common Stock under the securities laws of such states.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Sincerely,

/s/ Cadwalader, Wickersham & Taft LLP